SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                               -------------


                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(D) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

      Date of report (Date of earliest event reported): MARCH 1, 2001


                         AVIS GROUP HOLDINGS, INC.
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             (Exact Name of Registrant as Specified in Charter)


          DELAWARE                      1-13315              11-3347585
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(State or Other Jurisdiction of      (Commission           (IRS Employer
     Incorporation)                  File Number)          Identification No.)


            900 OLD COUNTRY ROAD, NEW YORK, NEW YORK              11530
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            (Address of principal executive offices)             (zip code)


     Registrant's telephone number, including area code: (516) 222-3000


                               NOT APPLICABLE
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       (Former Name or Former Address, if Changed Since Last Report)



ITEM 1.        CHANGES IN CONTROL OF REGISTRANT.

               The Merger. On March 1, 2001, Cendant Corporation, a Delaware corporation ("Cendant"), acquired all of the issued and outstanding shares of Class A common stock, par value $.01 per share (the "Avis Common Stock"), of Avis Group Holdings, Inc., a Delaware corporation ("Avis"), not previously held by Cendant or any subsidiary of Cendant (other than shares of Avis Common Stock held by stockholders who perfect their appraisal rights under Delaware law), pursuant to the Agreement and Plan of Merger, dated as of November 11, 2000, by and among the Company, PHH Corporation, a Maryland corporation and an indirect, wholly owned subsidiary of Cendant ("PHH"), Avis Acquisition Corp., a Delaware corporation and direct, wholly owned subsidiary of PHH (the "Merger Sub"), and Avis (the "Merger Agreement"). On February 28, 2001, the Merger was approved at a special meeting of Avis' stockholders by 99.6% of the votes cast at the stockholders meeting. Pursuant to the Merger Agreement, Merger Sub was merged with and into Avis (the "Merger"), with Avis continuing as the surviving corporation and an indirect, wholly owned subsidiary of Cendant. As a result of the Merger, the Avis Common Stock was deregistered under the Securities Act of 1933, as amended, and delisted from the New York Stock Exchange.

               Upon the consummation of the Merger, each outstanding share of Avis Common Stock (other than shares of Avis Common Stock held by any subsidiary of Avis, held in Avis' treasury, held by Cendant or any subsidiary of Cendant or held by stockholders who perfect their appraisal rights under Delaware law), was converted into the right to receive $33.00 in cash, without interest thereon (the "Merger Consideration"). The aggregate Merger Consideration to be paid to the former stockholders of Avis in respect of their shares of Avis Common Stock is equal to approximately $857 million. In addition, pursuant to the Merger Agreement, holders of options to purchase shares of Avis Common Stock were entitled, upon consummation of the Merger, at their election, to either (i) receive a cash payment equal to the difference between the Merger Consideration and the per share exercise price of their options, less applicable withholding tax, or (ii) convert their options into options to purchase shares of common stock, par value $.01 per share, of Cendant (the "Cendant Common Stock") with approximately the same value. As a result of such election, the former option holders of Avis received from Cendant in exchange for their options, cash payments totaling an aggregate of approximately $80 million (the "Option Payments") and options to purchase approximately 800,000 shares of Cendant Common Stock.

               Pursuant to the Merger Agreement, at the effective time of the Merger, the directors of Merger Sub became the directors serving on the Board of Directors of Avis. As a result, Stephen D. Holmes, Vice Chairman of the Board of Directors of Cendant and Chief Executive Officer of Cendant's Travel Division, and James E. Buckman, Vice Chairman of the Board of Directors and General Counsel of Cendant, became the members of the Board of Directors of Avis.

               Source and Amount of Funds. The Merger Consideration and the Option Payments were paid with (i) $200 million of cash on hand at PHH,
(ii) a portion of the $528 million of net proceeds received by Cendant in a private placement of 40 million shares of Cendant Common Stock and (iii) a portion of the borrowings received by Cendant under a $650 million credit facility entered into with The Chase Manhattan Bank, as administrative agent, on February 22, 2001. The credit facility matures on February 22, 2004 with the principal becoming due in three annual installments beginning on August 22, 2002.

               Certain Relations between Cendant and Avis. Prior to the consummation of the Merger, Cendant owned 5,535,800 shares of Avis Common Stock, or approximately 17.8% of the outstanding shares, and three directors of Cendant also served as directors of Avis. In addition, in June 1999, Avis acquired PHH's vehicle management and fuel card businesses in exchange for 7.2 million shares of preferred stock (the "Preferred Stock") of Avis Fleet Leasing and Management Corporation, a Texas corporation and an indirect, wholly owned a subsidiary of Avis ("AFL"), and the assumption of $1.8 billion of indebtedness. The Preferred Stock was convertible into Avis Common Stock and non-voting Class B common stock, par value $.01 per share, of Avis. Although the Preferred Stock was not convertible unless certain earnings and market price thresholds were met, if converted, the Preferred Stock would have resulted in Cendant having beneficial ownership of up to a 20% voting interest in Avis and a 33% economic interest. In addition, Cendant has contractual relationships with Avis, including the license to Avis of the right to use the Avis trademark, as well as Avis' telecommunications and computer processing system. Cendant also provided Avis with certain office space, including at Avis' headquarters. For a complete description of the relationships between Cendant and Avis, reference is made to the section entitled "Certain Relations between Cendant and Avis" in the Definitive Proxy Statement of Avis on Schedule 14A, dated January 26, 2001 (the "Proxy Statement"), which was filed with the Securities and Exchange Commission on January 26, 2001 and is incorporated by reference herein.

               Avis is one of the world's leading service and information providers for comprehensive automotive transportation and vehicle management solutions. Avis operates Avis Rent A Car, the second largest general-use car rental business in the world, with location in the United States, Canada, Australia, New Zealand and the Latin American Carribean region; PHH Arval, one of the world's largest fleet management and leasing companies; and Wright Express, the world's largest fleet card provider. Cendant intends to continue to operate Avis' business.

               Cendant is a diversified global provider of business and consumer services primarily within the real estate and travel sectors. Cendant is among the world's leading franchisers of real estate brokerage offices, hotels, rental car agencies, and tax preparation services. Cendant is also a provider of outsourcing solutions to its business partners including mortgage origination, employee relocation, customer loyalty programs and vacation exchange services. Cendant's address is 9 West 57th Street, New York, New York 10019.

               A copy of the press release issued by Avis announcing approval of the Merger by Avis' stockholders is attached hereto and as an exhibit to this Current Report on Form 8-K and is incorporated by reference herein.

               A copy of the press release issued by Cendant announcing consummation of the Merger is attached hereto as an exhibit to this Current Report on Form 8-K and is incorporated by reference herein.


ITEM 5.        OTHER EVENTS.

               In an effort to integrate the operations of Avis into Cendant, Cendant effected an internal reorganization on March 1, 2001. Under this reorganization, Avis became a subsidiary of Cendant Car Holdings, LLC, a Delaware limited liability company and an indirect, wholly owned subsidiary of Cendant and AFL, which conducts Avis' worldwide fleet management operations, became a subsidiary of PHH Holdings Corporation, a Texas corporation and a direct, wholly owned subsidiary of PHH.


ITEM 7.        FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
               EXHIBITS.

(a)     Financial Statements of Businesses Acquired.

        Not Applicable.

(b)     Pro Forma Financial Information.

        Not Applicable.

(c)     Exhibits.

No.            Description
---            -----------

2.1 Agreement and Plan of Merger by and among Cendant Corporation, PHH Corporation, Avis Acquisition Corp. and Avis Group Holdings, Inc., dated as of November 11, 2000 (incorporated by reference from Cendant Corporation's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2000, dated as of November 14, 2000).

99.1 Press Release issued by Avis Group Holdings, Inc. on February 28, 2001, announcing approval of the Merger by Avis' stockholders.

99.2 Press Release issued by Cendant Corporation on March 1, 2001, announcing consummation of the Merger.


                                 SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            AVIS GROUP HOLDINGS, INC.


                                            By:    /s/  Eric J. Bock
                                                 -----------------------------
                                            Name:  Eric J. Bock
                                            Title: Executive Vice President
                                                     and Assistant Secretary


Dated:  March 9, 2001


                               EXHIBIT INDEX


Exhibit No.    Description
-----------    -----------

2.1 Agreement and Plan of Merger by and among Cendant Corporation, PHH Corporation, Avis Acquisition Corp. and Avis Group Holdings, Inc., dated as of November 11, 2000 (incorporated by reference from Cendant Corporation's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2000, dated as of November 14, 2000).

99.1 Press Release issued by Avis Group Holdings, Inc. on February 28, 2001, announcing approval of the Merger by Avis' stockholders.

99.2 Press Release issued by Cendant Corporation on March 1, 2001, announcing consummation of the Merger.